SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                  July 21, 1997


                           AMERICAN WHITE CROSS, INC.
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                       0-20240                   06-1342417
(State or other jurisdiction       (Commission              (I.R.S. Employer
      of incorporation)            File Number)            Identification No.)


         15200 I-45 North
          Houston, Texas                                        77090
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code 800-255-9532


Total number of sequentially numbered pages in this filing, including exhibits hereto: 6.


Exhibit Index is on page 4.


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                                      -2-


Item 5.  Other Events.

     The registrant has signed a definitive agreement for the sale of substantially all of its first aid business to, and the assumption of certain liabilities by, NutraMax Products, Inc. The first aid business consists of adhesive bandages, medical tapes, sterile bandages, operating room sponges, esmark bandages and other first aid related products.

     The primary terms of the transaction include purchase consideration of $40,000,000, subject to adjustment based upon inventory and accounts receivable values and the amount of assumed liabilities. Of this amount, $35,000,000 is anticipated to be paid at the closing and approximately $5,000,000 will be deposited in escrow.

     The registrant no longer trades on the Nasdaq Stock Market. Previously, the shares were traded on the Nasdaq SmallCap Market under the symbol AWCIQ. The delisting was the result of the Company's failure to meet certain listing requirements of the Nasdaq SmallCap Market.

     A copy of each of the press releases issued by AWC on July 21, 1997 and July 22, 1997 relating to the foregoing is attached hereto as Exhibits 99.1 and
99.2 and each is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

Exhibits.

                Exhibit No.            Description

                99.1                   Press release dated July 21, 1997
                99.2                   Press release dated July 22, 1997

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERICAN WHITE CROSS, INC.


Dated:  July 22, 1997              By:  /s/Scott Vertrees
                                       ------------------
                                       Scott Vertrees
                                       Vice Chairman, Chief Financial Officer
                                       and Executive Vice President

                                  EXHIBIT INDEX



Number             Description                                            Page
------             -----------                                            ----

99.1               Press release dated July 21, 1997                      5

99.2               Press release dated July 22, 1997                      6